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                                                                  EXHIBIT 10.17


                          SOUTHERN MINERAL CORPORATION
                        INCENTIVE STOCK OPTION AGREEMENT


         SOUTHERN MINERAL CORPORATION, a Nevada corporation (the "COMPANY"), hereby grants to M.M. Jenson (the "OPTIONEE") an incentive stock option (the "INCENTIVE OPTION") to purchase a total of 15,000 shares (the "SHARES") of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), at the price determined as provided herein, and in all respects subject to the terms and conditions of the Company's 1996 Stock Option Plan (the "Plan"), which is incorporated herein in its entirety by reference. Capitalized terms not otherwise defined in this agreement (the "INCENTIVE OPTION AGREEMENT ") shall have the meaning given to such terms in the Plan.

         1. NATURE OF OPTION. This Incentive Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE").

         2. EXERCISE PRICE. The exercise price of this Incentive Option is $5.00 per share of Common Stock acquired on exercise, which price is not less than 100% (or, if the Optionee, at the date of the grant of this Incentive Option, owns more than 10% of the total combined voting power of all the Company's outstanding voting securities, 110%) of the Fair Market Value, as determined in accordance with the Plan, of a share of Common Stock on the date of grant of this Incentive Option.

         3. TERM OF OPTION. This Incentive Option may not be exercised prior to six months from the date of grant of this Incentive Option as set forth herein nor after the expiration of five years from such date of grant; provided, that this Incentive Option may be exercised during such term only in accordance with the terms and conditions of the Plan. and this Incentive Option Agreement, subject specifically to Section 6 of the Plan-

         4. EXERCISE OF OPTION. This Incentive Option shall be exercisable during its term, subject to the provisions of Section 3 hereof and Section 6 of the Plan, as follows;

                  (i) Vesting. For as long as the Optionee remains an Employee, this Incentive Option shall vest cumulatively as follows: 5,000 Shares shall vest on August 26, 1998, an additional 5,000 Shares shall vest on August 26, 1999 and an additional 5,000 Shares shall vest on August 26, 2000.

                 (ii) Right of Exercise. This Incentive Option is exercisable at any time during the term of this Incentive Option Agreement, in whole or in part, to acquire those Shares that have vested in accordance with this Incentive Option Agreement; provided, however, that this Incentive Option may only be exercisable to acquire whole shares of Common Stock.

                (iii) Method of Exercise. This Incentive Option is exercisable by delivery of this Incentive Option Agreement and a written notice to the attention of the Secretary of the Company, no fewer than five business days prior to the proposed effective date of exercise, signed by the Optionee, specifying the number of Shares to be acquired on, and the effective date of, such exercise. The Optionee may withdraw notice of exercise of this Incentive Option at any time prior to close of business on the business day preceding the proposed exercise date, and in this instance, the Company will return this Incentive Option Agreement to the Optionee.



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                 (iv) Method of Payment. Payment of the exercise price for the
Shares purchased under this Incentive Option shall be delivered, by certified mail to the attention of the Secretary of the Company, on the effective date of exercise either (i) in cash, or by certified check, bank cashier's check, or wire transfer, or (ii) -subject to the approval of the Committee, in whole or in part in shares of Common Stock owned by the Optionee and valued at their Fair Market Value on the effective date of exercise. If the payment of the exercise price is remitted partly in shares of Common Stock, the balance of the payment of the exercise price shall be paid in either cash, certified check, bank cashiers' check, or by wire transfer. Such shares must be delivered to the Secretary, duly endorsed in blank or accompanied by stock powers duly executed in blank, and any other documents that the Secretary may require,

         5. RESTRICTIONS ON EXERCISE. This Incentive Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including any rule under Part 207 of Title 12 of the Code of Federal Regulations ("Regulation G") as promulgated by the Federal Reserve Board, or any rules or regulations of any stock exchange on which the Common Stock may be listed.

         This Incentive Option may only be exercised in accordance with the terms and conditions of the Plan and this Incentive Option Agreement. If a conflict exists between any term or provision of this Incentive Option Agreement and a term or provision of the Plan, the applicable terms and provisions of the Plan shall govern and prevail.

         6. NON-TRANSFERABILITY OF OPTION. During the lifetime of the Optionee, this Incentive Option may only be exercised by the Optionee. This Incentive Option is not assignable or transferable otherwise than by will or by the laws of descent and distribution. The terms of this Incentive Option Agreement shall be binding on the Optionee's heirs and successors and on the administrators and executors of the Optionee's estate.

         7. QUALIFICATION AS AN INCENTIVE STOCK OPTION. The Optionee understands that this Incentive Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code. The Optionee must meet certain holding periods under Section 422(a) of the Code to obtain the federal income tax treatment applicable to the exercise of Incentive Stock Options and the disposition of shares acquired thereby, The Optionee further understands that the exercise price of the Shares subject to this Incentive Option has been set by the Committee of the Board of Directors at a price that such Committee determined to be not less than 100% (or, if the Optionee, at the date of grant of this Incentive Option, owned more than 10% of the total combined voting power of the Company's outstanding voting securities, 110%) of the Fair Market Value, as determined in accordance with the Plan, of a share of Common Stock on. the date of grant. The Optionee further understands and agrees, however, that the Company shall not be liable or responsible for any additional tax liability incurred by the Optionee in the event that the Internal Revenue Service for any reason determines that this Incentive Option does not qualify as an Incentive Stock Option within the meaning of the Code.

         8. INDEPENDENT LEGAL AND TAX ADVICE. Optionee acknowledges that the Company has advised him to obtain independent legal and tax advice regarding the grant and exercise of this Incentive Option and the disposition of any Shares acquired thereby.



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         9.  AMENDMENT.  This Incentive  Option  Agreement may not be amended, modified or waived except by a written instrument signed by the party against whom enforcement of any such modification, amendment or waiver is sought.

         10. GOVERNING LAW. This Incentive Option Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws, and not the laws of conflict, of the State of Texas.

         11. SUPERSEDES PRIOR AGREEMENTS. This Incentive Option Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of the Incentive Option covered hereby.

         IN WITNESS WHEREOF, the Company has, as of August 26,1997, caused this Incentive Option Agreement to be executed on its behalf by its President or any Vice President and Optionee has hereunto set his hand as of the same date, which date is the date of grant of this Incentive Option.

                                      SOUTHERN MINERAL CORPORATION


                                      By: /s/ STEVEN H. MIKEL
                                          ---------------------------------
                                             Steven H. Mikel, President


                                      OPTIONEE

                                      /s/ M.M. JENSON
                                      -------------------------------------
                                      M.M. Jenson